                                                                     EXHIBIT 4.4


                           VASCULAR SOLUTIONS, INC.

                             AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT


                               December 9, 1998

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.   Registration Rights.................................................    1
     1.1   Definitions...................................................    1
     1.2   Request for Registration......................................    2
     1.3   Company Registration..........................................    4
     1.4   Form S-3 Registration.........................................    4
     1.5   Obligations of the Company....................................    5
     1.6   Furnish Information...........................................    6
     1.7   Expenses of Registration......................................    7
     1.8   Underwriting Requirements.....................................    8
     1.9   Delay of Registration.........................................    8
     1.10  Indemnification...............................................    8
     1.11  Reports Under Securities Exchange Act of 1934.................   11
     1.12  Assignment of Registration Rights.............................   11
     1.13  Limitations on Subsequent Registration Rights.................   12
     1.14  "Market Stand-Off"Agreement...................................   12
     1.15  Termination of Registration Rights............................   13

2.   Covenants of the Company............................................   13
     2.1   Delivery of Financial Statements..............................   13
     2.2   Inspection....................................................   14
     2.3   Right of First Offer..........................................   14
     2.4   Board Observation Right.......................................   15
     2.5   Termination of Covenants......................................   16

3.   Miscellaneous.......................................................   16
     3.1   Successors and Assigns........................................   16
     3.2   Governing Law.................................................   16
     3.3   Counterparts..................................................   17
     3.4   Titles and Subtitles..........................................   17
     3.5   Notices.......................................................   17
     3.6   Expenses......................................................   17
     3.7   Amendments and Waivers........................................   17
     3.8   Severability..................................................   17
     3.9   Aggregation of Stock..........................................   17
     3.10  Complete Agreement............................................   17

                           VASCULAR SOLUTIONS, INC.
                           ------------------------

                             AMENDED AND RESTATED
                             --------------------
                          INVESTORS' RIGHTS AGREEMENT
                          ---------------------------


     This Amended and Restated Investors' Rights Agreement (the "Agreement")
                                                                 ---------
is made as of the 9th day of December, 1998, by and between Vascular Solutions, Inc., a Minnesota corporation (the "Company") and the holders of shares of
                                    -------
Series A Preferred Stock (the "Series A Preferred Shareholders") and Series B
                               -------------------------------
Preferred Stock (the "Series B Preferred Shareholders") listed on Exhibit A
                      -------------------------------             ---------
hereto (collectively, the "Investors" and individually, an "Investor").
                                                            --------

                                   RECITALS
                                   --------

     On December 19, 1997 the Company and the Series A Preferred
Shareholders entered into a Series A Preferred Stock Purchase Agreement (the "Series A Purchase Agreement") pursuant to which the Company sold to the Series
 ---------------------------
A Preferred Shareholders and the Series A Preferred Shareholders purchased from the Company shares of the Company's Series A Preferred Stock. On the date hereof, the Company and the Series B Preferred Shareholders have entered into a Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement")
                                                  ---------------------------
pursuant to which the Company desires to sell to the Series B Preferred Shareholders and the Series B Preferred Shareholders desire to purchase from the Company shares of the Company's Series B Preferred Stock. A condition to the Investors' obligations under each of the Series A Purchase Agreement and the Series B Purchase Agreement is that the Company and the Investors enter into an investors' rights agreement in order to provide the Investors with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. On December 19, 1997 the Company and the Series A Preferred Shareholders entered into such an investors' rights agreement (the "Original Investors' Rights Agreement"), which the parties thereto now desire to amend and restate as provided herein. The Company, the Series A Preferred Shareholders and the Series B Preferred Shareholders each desire to agree to the terms and conditions set forth herein.

                                   AGREEMENT

     The parties hereby agree as follows:

     1.   Registration Rights. The Company and the Investors covenant and agree
          -------------------
as follows:

          1.1  Definitions.  For purposes of this Section 1:
               -----------

               (a)  The terms "register," "registered," and "registration" refer
                               --------    ----------        ------------
to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
and the declaration or ordering of effectiveness of such registration statement or document;

               (b)  The term "Registrable Securities" means (i) the shares of
                              ----------------------
Common Stock issuable or issued upon conversion of the Series A Preferred Stock and the Series B Preferred Stock, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

               (c)  The number of shares of "Registrable Securities then
                                             ---------------------------
outstanding" shall be determined by the number of shares of Common Stock
-----------
outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (d)  The term "Holder" means any person owning or having the
                              ------
right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof;

               (e)  The term "Form S-3" means such form under the Securities Act
                              --------
as in effect on the date hereof or any successor form under the Securities Act; and

               (f)  The term "SEC" means the Securities and Exchange
                              ---
Commission.

          1.2  Request for Registration.
               ------------------------

               (a) If the Company shall receive at any time after the earlier of (i) December 31, 2000, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7,500,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered
  ------------------
by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares
                                  --------  -------
of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not
                                   --------  -------
utilize this right more than once in any twelve-month period.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                    (i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                    (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof;

provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

          1.3  Company Registration. If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Form S-3 Registration. In case the Company shall receive from
               ---------------------
any Holder or Holders of not less than twenty percent (20%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided,
                                                                      --------
however, that the Company shall not be obligated to effect any such
-------
registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4;

provided, however, that the Company shall not utilize this right more than once
--------  -------
in any twelve month period; or (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 1.4.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.5  Obligations of the Company. Whenever required under this Section
               --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty
(120) days.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Section 1 and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.6  Furnish Information. It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4, whichever is applicable.

          1.7  Expenses of Registration.
               ------------------------

               (a)  Demand Registration. All expenses other than underwriting
                    -------------------
discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay
             --------  -------
for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

               (b)  Company Registration. All expenses other than underwriting
                    --------------------
discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

               (c)  Registration on Form S-3. All expenses other than
                    ------------------------
underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

          1.8  Underwriting Requirements. In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (a) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (b) notwithstanding (a) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering or (c) any securities held by any other securityholder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

          1.9  Delay of Registration. No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification. In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims,
                              ------------
damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged
                            ---------
untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained
                     --------  -------
in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection
          --------
1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party
                             --------  -------
(together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder
                --------
under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.11  Reports Under Securities Exchange Act of 1934. With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.12  Assignment of Registration Rights. The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least ten percent (10%) of such Holder's Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if
              --------  -------
immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of an Investor who are partners, members or shareholders of an Investor or an affiliate of such Investor (i.e. an entity controlled by, under common control with or controlling such Investor), including spouses and ancestors, lineal descendants and siblings of such persons or their spouses who acquire Registrable Securities by gift, will or intestate succession, shall be aggregated together and with the Investor; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

         1.13  Limitations on Subsequent Registration Rights. From and after the
               ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of 66-2/3% of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

         1.14  "Market Stand-Off" Agreement. Each Holder hereby agrees that,
                ----------------
during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:
--------  -------

               (a) such agreement shall be applicable only during the two-year period following the date of the final prospectus distributed pursuant to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors of the Company, all one-percent securityholders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

         Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

         1.15  Termination of Registration Rights. No Holder shall be entitled
               ----------------------------------
to exercise any right provided for in this Section 1 after the earlier of (a) seven (7) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public or (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

     2.  Covenants of the Company.
         ------------------------

         2.1   Delivery of Financial Statements. The Company shall deliver to
               --------------------------------
each Investor holding, and to transferees of, at least 100,000 shares of Registrable Securities:

               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") and audited
                                                           ----
and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

               (b)  as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

               (c) within forty-five (45) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

               (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months;

               (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so; and

               (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request; provided,
                                                                   --------
however, that the Company shall not be obligated under this subsection (f) or
-------
any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

          2.2  Inspection. The Company shall permit each Investor to visit and
               ----------
inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided,
                                                                  --------
however, that the Company shall not be obligated pursuant to this Section 2.2 to
-------
provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3  Right of First Offer. Subject to the terms and conditions
               --------------------
specified in this Section 2.3, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). An Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to
        ------
each Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such
  ------
Shares, (ii) the number of such Shares to be offered and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within fifteen (15) calendar days after delivery of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Investor that purchases all the shares available to it (each, a "Fully-Exercising Investor") of any other Investor's failure to do likewise.
 -------------------------
During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

               (c) The Company may, during the 90-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

               (d) The right of first offer in this paragraph 2.3 shall not be applicable (i) to the issuance or sale of up to 900,000 shares of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Securities Act pursuant to a registration statement, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equip`ment financings, or similar transactions approved by the Board of Directors of the Company.

          2.4  Board Observation Right.
               -----------------------

               (a)  So long as TGI Fund II, LC ("Tredegar") holds at least
                                                 --------
100,000 shares of Preferred Stock (or Common Stock issued upon conversion thereof and as adjusted for subsequent stock splits, recombinations or reclassifications), the Company shall invite one (1) designated representative of Tredegar to attend all meetings of its Board of Directors in a nonvoting advisory capacity. The Company shall give such designated representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time as such materials are provided to the directors; provided, however, that the Company reserves the right to withhold any
--------  -------
information and to exclude such representative from any meeting or portion thereof if the Company believes, upon advise of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege.

               (b)  So long as Kirlan Venture Partners II, L.P. ("Kirlan") holds
                                                                  ------
at least 100,000 shares of Preferred Stock (or Common Stock issued upon conversion thereof and as adjusted for subsequent stock splits, recombinations or reclassifications), the Company shall invite one (1) designated representative of Kirlan to attend all meetings of its Board of Directors in a nonvoting advisory capacity. The Company shall give such designated representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time as such materials are provided to the directors; provided, however, that the Company reserves the
                           --------  -------
right to withhold any information and to exclude such representative from any meeting or portion thereof if the Company believes, upon advise of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege.

          2.5  Termination of Covenants. The covenants set forth in Sections 2.1
               ------------------------
through Section 2.4 shall terminate as to each Investor and be of no further force or effect immediately prior to the consummation of the Company's initial public offering of shares of its Common Stock registered under the Securities Act. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Investor and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in (a) or (b) above.

     3.   Miscellaneous.
          -------------

          3.1  Successors and Assigns. Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Series A Preferred Stock or Series B Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or persons or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  Governing Law. This Agreement and all acts and transactions
               -------------
pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of laws.

          3.3  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  Notices. Unless otherwise provided, any notice required or
               -------
permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or on Exhibit A hereto or as subsequently modified by written notice.
            ---------

          3.6  Expenses. If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 66-2/3% of each of the Series A Preferred Stock and the Series B Preferred Stock consenting separately each as a class. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

          3.8  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          3.9   Aggregation of Stock. All shares of the Preferred Stock held or
                --------------------
acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.10  Complete Agreement.  This Agreement contains the complete
                ------------------
agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Original Investors' Rights Agreement.


                           [Signature Page Follows]

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        COMPANY:

                                        VASCULAR SOLUTIONS, INC.


                                        By:  /s/ Howard Root, CEO
                                           -------------------------------------
                                           Howard Root
                                           Chief Executive Officer and President

                                        Address:  2495 Xenium Lane North
                                                  Minneapolis, MN  55441

                                   SERIES A PREFERRED SHAREHOLDERS:

                                   OLYMPIC VENTURE PARTNERS III, L.P.

                                   By:   OVMC III, L.P.
                                         Its:General Partner


                                         By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            General Partner

                                   Address: 340 Oswego Pointe Drive, Suite 200
                                            Lake Oswego, OR 97034-3230


                                   OVP III ENTREPRENEURS FUND, L.P.

                                   By:   OVMC III, L.P.
                                         Its:General Partner


                                         By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            General Partner

                                   Address: 340 Oswego Pointe Drive, Suite 200
                                            Lake Oswego, OR 97034-3230


                                   OLYMPIC VENTURE PARTNERS IV, L.P.

                                   By:   OVMC IV, L.L.C.,
                                         Its:General Partner


                                         By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            Managing Member

                                   Address: 340 Oswego Pointe Drive, Suite 200
                                            Lake Oswego, OR 97034-3230

                                   OVP IV ENTREPRENEURS FUND


                                   By:  OVMC IV, L.L.C.
                                        Its:General Partner


                                        By: /s/ Gerard Langeler
                                           -------------------------------------
                                            Gerry Langeler
                                            Managing Member

                                   Address: 340 Oswego Pointe Drive, Suite 200
                                            Lake Oswego, OR 97034-3230

                                   By: TGI Fund II, L.C.
                                   Its: TREDEGAR INVESTMENTS, INC., Manager


                                        By  /s/ Steven M. Johnson
                                            ------------------------------------
                                            Name:_Steven M. Johnson
                                            President

                                   Address: 701 5/th/ Ave., 65/th/ Floor
                                            Seattle, WA  98104

                                      SERIES B PREFERRED SHAREHOLDERS:

                                   STEPHENS VASCULAR PREFERRED, LLC


                                        By: /s/ Jackson Farrow, Jr.
                                            ------------------------------------
                                            Vice President, Stephens Group, Inc.
                                            Manager

                                   Address: 111 Center Street, Suite 2500
                                            Little Rock, AR 72201


                                        OLYMPIC VENTURE PARTNERS IV, L.P.
                                        By OVMC IV LLC
                                        Its General Partner

                                        By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            Managing Member

                                   Address: 340 Oswego Pointe Drive, Suite 200
                                            Lake Oswego, OR 97034-3230


                                        OVP IV ENTREPRENEURS FUND
                                        By OVMC IV LLC
                                        Its General Partner

                                        By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            Managing Member

                                   Address: 340 Oswego Pointe Drive, Suite 200
                                            Lake Oswego, OR 97034-3230


                                        OLYMPIC VENTURE PARTNERS III, L.P.
                                        By OVMC IV LLC
                                        Its General Partner

                                        By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            General Partner

                                   Address: 340 Oswego Pointe Drive, Suite 200
                                            Lake Oswego, OR 97034-3230

                                   By: TGI Fund II, L.C.
                                   Its: TREDEGAR INVESTMENTS, INC., Manager


                                        By  /s/ Steven M. Johnson
                                            ------------------------------------
                                            Name: Steven M. Johnson
                                            President


                                        KIRLAN VENTURE PARTNERS II, L.P.


                                        By  /s/ Daniel C. Regis, President
                                            ------------------------------------
                                            Of Kirlan Venture Capital, Inc.
                                            ------------------------------------
                                            Name: Daniel C. Regis
                                            General Partner

                                   Address: 221 - 1/st/ Avenue West
                                            Suite 108
                                            Seattle, WA 98119





                                            /s/ Eldon C. Miller
                                        ----------------------------------------
                                        Eldon C. Miller

                                   Address: 5820 Long Brake Trail
                                            Edina, MN 55439


                                            /s/ David B. Johnson
                                        ----------------------------------------
                                        David B. Johnson

                                   Address: 5500 Wayzata Blvd., #800
                                            Minneapolis, MN 55416

                                            /s/ Paul K, Kuehn
                                        ----------------------------------------
                                        Paul K. Kuehn

                                   Address: Miller, Johnson & Kuehn, Inc.
                                            5500 Wayzata Boulevard, Suite 800
                                            Minneapolis, MN 55416

                                            /s/ Stanley D. Rahm
                                        ----------------------------------------
                                        Stanley D. Rahm

                                   Address: 5500 Wayzata Blvd., #800
                                            Minneapolis, MN 55416


                                            /s/ Jeffrey D. Rahm
                                        ----------------------------------------
                                        Jeffrey D. Rahm

                                   Address: Miller, Johnson & Kuehn
                                            5500 Wayzata Blvd., Suite 800
                                            Minneapolis, MN 55416


                                            /s/ Gunnar M. Pah
                                        ----------------------------------------
                                        Gunnar M. Pah

                                   Address: AM Boggen 3
                                            8552 Otto Brunn
                                            GERMANY


                                            /s/ Arne J. Tofte, M.D.
                                        ----------------------------------------
                                        Arne J. Tofte, M.D.

                                   Address: Bogstadveien 6
                                            0355 Oslo
                                            NORWAY

                                            /s/ Tor Ole Kjellevand
                                        ----------------------------------------
                                        Tor Ole Kjellevand

                                   Address: Sagveien 110
                                            1414 Trollasen
                                            NORWAY



                                            /s/ John Parkey
                                        ----------------------------------------
                                        John Parkey

                                   Address: 2425 60th Ave. S.E.
                                            Mercer, Island, WA 92040



                                            /s/ Dennis LaValle
                                        ----------------------------------------
                                        Dennis LaValle

                                   Address: 1201 Yale Place #1409
                                            Minneapolis, MN 55403

                                            /s/ Andrew O'Connell
                                        ----------------------------------------
                                        Andrew O'Connell

                                   Address: 2710 Ashbourne Rd.
                                            Wayzata, MN 55391

                                            /s/ Marlin Torguson
                                        ----------------------------------------
                                        Marlin Torguson

                                   Address: 1073 Hillsboro Mile
                                            4/th/ South
                                            Hillsboro Beach, FL 33062

                                   EXHIBIT A
                                   ---------

                              SERIES A INVESTORS
                              ------------------

Name/Address/Fax No.                                             No. of Shares
--------------------                                             -------------

Olympic Venture Partners III, L.P.                                    476,000
340 Oswego Pointe Drive, Suite 200
Lake Oswego, OR 97034-3230

OVP III Entrepreneurs Fund, L.P.                                       25,053
340 Oswego Pointe Drive, Suite 200
Lake Oswego, OR 97034-3230

Olympic Venture Partners IV, L.P.                                     664,000
340 Oswego Pointe Drive, Suite 200
Lake Oswego, OR 97034-3230

OVP IV Entrepreneurs Fund, L.P.                                        34,947
340 Oswego Pointe Drive, Suite 200
Lake Oswego, OR 97034-3230

Tredegar Investments, Inc.                                            800,000
                                                                      -------
Market Place One
2003 Western Avenue, Suite 360
Seattle, WA 98121-2140

         TOTAL                                                      2,000,000
                                                                    =========

                              SERIES B INVESTORS
                              ------------------

Name/Address/Fax No.                                             No. of Shares
--------------------                                             -------------

Stephens Group                                                       1,221,466
[Address]

Olympic Venture Partners                                               100,000
[Address]

Tredegar Investments                                                   100,000
[Address]

Kirlan Investments                                                     222,000
[Address]

Eldon C. Miller                                                         10,000
[Address]

David B. Johnson                                                        25,000
[Address]

Paul K. Kuehn                                                           25,000
[Address]

Stanley D. Rahm                                                          7,500
[Address]

Jeffrey D. Rahm                                                          2,500
[Address]

Gunnar M. Pah                                                           15,500
[Address]

Arne J. Toffe, M.D.                                                      6,611
[Address]

Tor Ole Kjellevand                                                     2,200
[Address]

John Parkey                                                           10,000
[Address]

Dennis LaValle                                                        17,700
[Address]

Andrew O'Connell                                                       2,300
[Address]

Marlin Torguson                                                       10,000
[Address]